RESIGNATION AGREEMENT


     This Resignation Agreement ("Agreement") is made and entered into as of the 31st day of January, 1997 by and between Amerihost Properties, Inc. (the "Company") and Richard A. D'Onofrio ("D'Onofrio").

     WHEREAS, on April 7, 1995 the Company and D'Onofrio entered into an Employment Agreement, (the "Employment Agreement"), pursuant to which D'Onofrio has served as the Executive Vice President of the Company;

     WHEREAS, D'Onofrio has been a director of the Company since the Company's inception in 1984 and has served as a director and officer of various subsidiaries of the Company;

     WHEREAS, effective as of the date hereof, D'Onofrio desires to resign from his positions as an officer and director of the Company and its subsidiaries and affiliates and D'Onofrio and the Company each desire to terminate the Employment Agreement and settle fully and finally all matters relating thereto;

     WHEREAS, as used herein, the "Company" shall include Amerihost Properties, Inc. and all of its subsidiaries and affiliates;

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties agree as follows:

          1. Payments. In connection with the termination of the Employment Agreement and any other agreements and understandings relating to D'Onofrio's employment by, and service as a director to, the Company, and in lieu of all other amounts to which D'Onofrio may be entitled, the Company hereby agrees to make the following payments to D'Onofrio, on the terms provided herein:

          (a) the Company shall pay to D'Onofrio, on February, 14, 1997, an amount equal to (x) $195,000 (representing one year's salary and bonus), less (y) (i) any and all appropriate state and federal tax withholding and
     (ii) the amount of all indebtedness D'Onofrio owes to the Company, plus all accrued interest thereon;

          (b) the Company shall continue to pay to D'Onofrio $7,500 bi-weekly through December 31, 1997;

          (c) the Company will continue to pay D'Onofrio's health insurance premiums through December 31, 1997 pursuant to the terms of the Employment Agreement; and

          (d) the Company will continue to maintain a voice mail box for D'Onofrio until April 30, 1997.

          2. Termination of Employment Agreement. D'Onofrio and the Company hereby agree that, as of the date hereof, the Employment Agreement, and any other agreements and understandings relating to D'Onofrio's employment by, and service as a director to, the Company, shall be and hereby are terminated. D'Onofrio hereby acknowledges in particular that, in connection with the termination of the Employment Agreement, (i) the Company will pay no more premiums on the $1.0 million life insurance policy on D'Onofrio's life and (ii) the monthly auto allowance provided by the Company to D'Onofrio will be terminated immediately.

          3. Return of Company Property. As soon as practicable following the date hereof, D'Onofrio shall return to the Company all items belonging to the Company, including, without limitation, all records and other documents obtained by him or entrusted to him during the course of his employment with the Company, together with all copies thereof, all office equipment, keys and credit cards, and shall pay the Company any amount owed by him to it (whether pursuant to Section 1(a) or otherwise). Additionally, as soon as practicable following the date hereof, and in no event later than February 19, 1997, D'Onofrio shall notify the proper entities to cause all cellular telephone services currently provided to him by the Company to be transferred into D'Onofrio's name and to become his sole responsibility. D'Onofrio shall reimburse the Company for all amounts paid from and after January 29, 1997 with respect to such cellular telephone services used by D'Onofrio.

          4.  Confidential Information.

          (a) D'Onofrio hereby acknowledges that during the term of the Employment Agreement and through D'Onofrio's relationships with the Company and its subsidiaries and affiliates, D'Onofrio has had access to certain confidential information, including, but not limited to, know-how, processes, technology, trade secrets, and the like concerning the business, customers, suppliers and relationships of the Company which are not generally known outside the Company ("Confidential Information"). Confidential Information shall not include any of the above information which has become publicly known other than through a breach of this Agreement or through a breach of another party's obligation of confidentiality to the Company.

          (b) D'Onofrio further acknowledges that the Confidential Information is of great value to the Company and if misused by D'Onofrio or allowed to be used by D'Onofrio for or on behalf of a competitor of the Company would cause the Company irreparable loss and damage, the extent of which will be substantial but may not be readily capable of determination.

          (c) Accordingly, D'Onofrio agrees to not, without prior written consent of the Company, directly or indirectly, use, divulge or make accessible to any person any Confidential Information at any time, except as may be required by law or regulation, or in response to a request or demand of a governmental agency or self-regulatory organization.

          5.  D'Onofrio Release.

          (a) D'Onofrio, on behalf of himself, his heirs, executors, attorneys, administrators, successors and assigns, hereby fully and forever releases and discharges the Company and each of its related entities and each of their partners, principals, members, shareholders, directors, officers, trustees, employees, contractors, consultants, agents and attorneys, past, present and future, and all predecessors, successors and assigns thereof ("Released Parties") from any and all claims, demands, agreements, actions, suits, causes of action, damages, injunctions, restraints and liabilities, of whatever kind or nature, in law, equity or otherwise, whether now known or unknown or which have ever existed or which may now exist (except to enforce the terms of this Agreement), including, but not limited to, any and all claims, liabilities, demands or causes of action relating to or arising out of D'Onofrio's recruitment, hiring, employment, or separation from employment, such as claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., 42 U.S.C. Section 1981, the federal and state (including, without limitation Illinois) statutes or common law, or claims for breach of contract for misrepresentation, negligence, invasion of privacy, for violation of any other federal, state or local statute, ordinance or regulation or common law dealing in any respect with discrimination in employment or otherwise, defamation, infliction of emotional distress or any other tort under the common law of any state or for attorneys' fees.

          D'ONOFRIO SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS HE MAY HAVE AS OF THE DATE HE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA").

          (b) The following provisions are applicable to and made a part of this Agreement and the foregoing releases and waivers:

               (1) D'Onofrio does not release or waive any right or claim which he may have under the ADEA, as amended by the Older Workers Benefits Protection Act, which arises after the date of execution of this Agreement.

               (2) In exchange for this general release and waiver hereunder, D'Onofrio hereby acknowledges that he has received separate consideration beyond that which he is otherwise entitled to under the Employment Agreement, Company policy or applicable law.

               (3) The Company has previously advised, and does hereby expressly advise, D'Onofrio to consult with an attorney of his choosing prior to executing this Agreement which contains a general release and waiver.

          (c) To the maximum extent permitted by law, D'Onofrio covenants not to sue or to institute or cause to be instituted any kind of claim or action (except to enforce this Agreement) in any federal, state or local agency or court against any of the Released Parties arising out of, in the course of, from or attributable to his employment by the Company or his separation from the Company. D'Onofrio acknowledges and agrees that the release and covenant not to sue are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties. D'Onofrio understands and acknowledges the significance and consequences of this release and this Agreement.

          (d) D'Onofrio warrants and represents that he has neither made nor suffered to be made any assignment or transfer of any right, claim, demand or cause of action covered by the above release or covenant not to sue and that D'Onofrio is the sole and absolute owner of all thereof and that D'Onofrio has not filed or suffered to be filed on his behalf any claim, action, demand or other matter of any kind covered by the above release or covenant not to sue as of the date and time of the execution of this Agreement. D'Onofrio also warrants and represents that he knows of no other or further claim under any statute or common law, including without limitation the Workers' Compensation law, against Employer.

          (e) D'Onofrio agrees that neither this Agreement nor performance hereunder constitutes an admission by Company of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

     6.  Company Release.

          (a) The Company, on behalf of itself, its agents, representatives and assigns hereby fully and forever releases and discharges D'Onofrio, his heirs, executors, attorneys, administrators, successors and assigns, ("D'Onofrio Released Parties") from any and all claims, demands, agreements, actions, suits, causes of action, damages, injunctions, restraints and liabilities, of whatever kind or nature, in law, equity or otherwise, whether now known or unknown or which have ever existed or which may now exist (except to enforce the terms of this Agreement), including, but not limited to, any and all claims, liabilities, demands or causes of action relating to or arising out of D'Onofrio's recruitment, hiring, employment, or separation from employment.

          (b) To the maximum extent permitted by law, the Company covenants not to sue or to institute or cause to be instituted any kind of claim or action (except to enforce this Agreement) in any federal, state or local agency or court against any of the D'Onofrio Released Parties arising out of, in the course of, from or attributable to D'Onofrio's employment by the Company or his separation from the Company. The Company acknowledges and agrees that the release and covenant not to sue are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties. The Company understands and acknowledges the significance and consequences of this release and this Agreement.

          (c) The Company warrants and represents that it has neither made nor suffered to be made any assignment or transfer of any right, claim, demand or cause of action covered by the above release or covenant not to sue and that the Company is the sole and absolute owner of all thereof and that the Company has not filed or suffered to be filed on its behalf any claim, action, demand or other matter of any kind covered by the above release or covenant not to sue as of the date and time of the execution of this Agreement.

          (d) The Company agrees that neither this Agreement nor performance hereunder constitutes an admission by D'Onofrio of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

          7. Acknowledgment. D'Onofrio acknowledges that he has carefully read this Agreement and fully understands all of the provisions contained herein, and that he knowingly, voluntarily, and willfully enters into this Agreement.

          8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

               (i)  if to the Company, to:

                    President
                    Amerihost Properties, Inc.
                    2400 East Devon Avenue
                    Suite 280
                    Des Plaines, IL  60018

                    with a copy to:

                    Helen R. Friedli, P.C.
                    McDermott, Will & Emery
                    227 W. Monroe Street
                    Chicago, IL  60606

               (ii)  if to D'Onofrio to:

                    Richard A. D'Onofrio
                    505 N. Lake Shore Drive #1516
                    Chicago, IL  60611

          Any party may change its address for notice hereunder by notice to the other party hereto.

          9. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          10. Amendments and Waivers. This Agreement may be amended, superseded, cancelled or renewed, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          11. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois. D'Onofrio hereby submits to the jurisdiction of any court (state or federal) sitting in the County of Cook, State of Illinois for the purpose of any lawsuit concerning the construction or enforcement of this Agreement and further agrees he will neither file nor seek to have any lawsuit removed or transferred to any other forum. In the event that any clause, Section or subsection of this Agreement shall be determined to be contrary to governing law or otherwise unenforceable, all portions of this Agreement shall be enforced to the maximum extent permitted by law.

          12. Successors. This Agreement is personal to D'Onofrio and without the prior written consent of the Company shall not be assignable by D'Onofrio otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon D'Onofrio's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          13. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


D'ONOFRIO                     AMERIHOST PROPERTIES, INC.



                              By:
Richard A. D'Onofrio               Michael P. Holtz
                                   President and Chief Executive Officer